Exhibit 10.262





                        EQUITIES ORDER HANDLING AGREEMENT

                          dated as of October 29, 2004

                                  by and among

                               UBS Securities LLC,

                          Schwab Capital Markets L.P.,

                           Charles Schwab & Co., Inc.,

                                       and

                         The Charles Schwab Corporation













__________

Asterisk (**) Indicates information omitted pursuant to a confidential treatment request. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                Table of Contents

                                                                            Page

ARTICLE I. DEFINITIONS.........................................................1

         Section 1.1       Certain Definitions.................................1
         Section 1.2       Additional Definitions..............................7

ARTICLE II. ORDER FLOW.........................................................9

         Section 2.1.      Direction and Routing of Orders.....................9
         Section 2.2.      Daily Settlement and Order Tracking................10
         Section 2.3.      Automated Settlement System and Help Desk..........11
         Section 2.4.      Execution Quality..................................11
         Section 2.5.      Customer Disclosure, Segregation and
                           Responsibility.....................................12
         Section 2.6.      Order Transmission Procedures and
                           Requirements.......................................13

ARTICLE III. PAYMENTS.........................................................13

         Section 3.1.      Order Handling Costs...............................13
         Section 3.2.      Reports............................................14
         Section 3.3       Manner of Payments.................................14
         Section 3.4       Interest on Late Payments..........................14
         Section 3.5       Books of Account...................................14

ARTICLE IV. CONFIDENTIAL INFORMATION..........................................14

         Section 4.1       Confidential Information...........................14
         Section 4.2       Communications with Regulators.....................15
         Section 4.3.      Identification of Schwab Customers.................16

ARTICLE V. REPRESENTATIONS AND WARRANTIES; COVENANTS;
              LIMITATION ON LIABILITY.........................................16

         Section 5.1.      Representations and Warranties.....................16
         Section 5.2.      Limitation on Liability............................17
         Section 5.3.      Disclaimer Of Warranties...........................18
         Section 5.4.      Covenants..........................................18
         Section 5.5       Liquidated Damages.................................19
         Section 5.6       Non-Assumption Event...............................23
         Section 5.7       No Penalty; Maximum Damages........................23
         Section 5.8       Unforeseen Circumstances...........................24
         Section 5.9       CyberTrader(R) Integration.........................24

ARTICLE VI. INDEMNIFICATION...................................................25

         Section 6.1.      Company Indemnification............................25
         Section 6.2.      Schwab Indemnification.............................25

         Section 6.3.      Procedures Relating to Third Party Claims..........25
         Section 6.4.      Survival...........................................26
         Section 6.5.      Limitation on Recovery.............................26
         Section 6.6.      Exclusive Remedy...................................26

ARTICLE VII. SECURITY........................................................ 26

         Section 7.1.      In General.........................................26
         Section 7.2.      Security Breaches..................................26
         Section 7.3.      Storage of Customer Information....................27

ARTICLE VIII. TERM AND TERMINATION............................................27

         Section 8.1.      Term...............................................27
         Section 8.2.      Termination........................................27
         Section 8.3.      Effects of Termination on Accrued Rights...........29
         Section 8.4.      Continuation of Routing Service....................29
         Section 8.5.      Survival...........................................29

ARTICLE IX. MISCELLANEOUS.....................................................29

         Section 9.1.      Use of Names/Marks.................................29
         Section 9.2.      Entire Agreement...................................30
         Section 9.3.      Descriptive Headings; Certain Interpretations......30
         Section 9.4.      Notices............................................30
         Section 9.5.      Counterparts; Fax Signatures.......................32
         Section 9.6.      Benefits of Agreement..............................32
         Section 9.7.      Amendments and Waivers.............................32
         Section 9.8.      Assignment.........................................32
         Section 9.9       Governing Law......................................32
         Section 9.10.     Dispute Resolution.................................32
         Section 9.11      Registration and Filing of this Agreement..........33
         Section 9.12.     Force Majeure......................................33
         Section 9.13.     Waiver.............................................34
         Section 9.14.     Relationship of the Parties........................34
         Section 9.15.     Bona Fide Customers................................34

                        EQUITIES ORDER HANDLING AGREEMENT

     This Equities Order Handling Agreement, dated as of October 29, 2004 (this "Agreement"), by and among UBS Securities LLC, a Delaware Limited Liability Company ("UBS"), Schwab Capital Markets L.P., a New Jersey limited partnership ("SCM," and together with UBS, the "Company"), Charles Schwab & Co., Inc., a California corporation ("Schwab"), The Charles Schwab Corporation, a Delaware corporation ("Parent") (each individually a "Party" and together the "Parties").

     Whereas, UBS and Parent have entered into that certain Purchase Agreement, dated as of August 31, 2004, as amended by the First Amendment thereto, dated as of even date herewith (the "Purchase Agreement"), by and among Parent, CS Capital Markets & Co., a Delaware corporation ("GP"), Schwab Associates & Co., a Delaware corporation ("LP"), UBS and UBS Americas Inc., a Delaware corporation, which provides for the sale of the Business (as defined in the Purchase Agreement) to the Company; and

     Whereas,  Parent,  GP,  LP and the  Company  have  agreed  in the  Purchase
Agreement, as an inducement for UBS' agreement to enter into the Purchase Agreement, that Parent, Schwab and the Company would enter into this Agreement which sets forth the terms upon which Schwab and its Affiliates will route Orders to the Company and the Company will provide to Schwab routing and execution services for such Orders.

     Now, Therefore, in consideration of the premises and the mutual covenants and agreements contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereto agree as follows:


                                   ARTICLE I.

                                   DEFINITIONS


     Section 1.1. Certain Definitions. In this Agreement, the following words and phrases shall have the following meanings:

          (a) "Adverse Reputational Event" shall mean, with respect to a Person,
     (i) a conviction of such Person for a felony or a plea of guilty or nolo contendere to a felony by such Person, which in either case is final and non-appealable, or a disqualification or bar imposed on such Person by the Securities and Exchange Commission or any SRO for misconduct that prohibits such Person from acting generally as a Broker-Dealer, if such disqualification or bar continues for more than 90 days or (ii) a plea or consent to the entry of an order by the Securities and Exchange Commission, a court of competent jurisdiction, an SRO or a state securities regulator that includes a finding that such Person engaged in fraud (with scienter) in the execution of customer orders as a market maker or order router.

          (b) "Affiliate" of a Person shall mean any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

          (c) "After-Hours Order" shall mean an Order for execution after the 4 p.m. Eastern Time market close or prior to the 9:30 a.m. Eastern Time market open.

          (d) "Agency IOR" shall mean algorithmic logic that (i) is owned by, or licensed to, Schwab, (ii) is operated by Schwab and (iii) relies on real-time market data to route orders for execution on an agency basis to the best available market at the time of routing.

          (e) "Block Share Amount" shall mean, with respect to an Equity Security, such number of shares of such Equity Security as may be mutually reasonably agreed by Schwab and the Company based upon trading and liquidity considerations for such Equity Security.

          (f) "Broker-Dealer" shall mean a Person registered as a broker or dealer under the Securities Exchange Act.

          (g) "Change of Control" shall mean an event where:

               (i)  with respect to Parent,

               (A) any other Person (including such other Person's Affiliates) or "group" (as such term is defined under Section 13(d) of the Securities Exchange Act) gains "control" (as such term is defined of Regulation 1-02 of Regulation S-X of the Securities Exchange Act) of or acquires a "controlling" position with respect to Parent (such Person or "group", a "Controlling Person"), whether pursuant to a merger, consolidation, reorganization, sale of assets or stock or similar transaction or series of related transactions,

               (B) Parent consummates a merger, consolidation, reorganization or similar transaction or series of related transactions, whether direct or indirect, with another Person, including such other Person's Affiliates (an "Acquiring Person"), in which fifty percent (50%) or more of the voting power of the outstanding voting securities of the combined company with respect to the election of directors following such transaction is held by Persons who were shareholders of the Acquiring Person prior to such transaction, or

               (C) the sale by Parent to any other Persons(s) (including such Person's Affiliates) (a "Purchasing Person") in one or more transactions properties or assets representing at least fifty percent (50%) of (i) Parent's total assets as reflected on its most recent annual audited financial statement or (ii) Parent's operating income for its most recent fiscal year as reflected on its most recent annual audited financials statements; or

               (ii) with respect to Schwab, any transaction that would require the approval of the NASD under NASD Rule 1017 (without regard to exceptions in such rule relating to the NYSE) (any other party to such a transaction, a "1017 Person").

          (h) "Confidential Information" shall mean all information disclosed in connection with, or arising out of a Party's obligations under, this Agreement including (i) technology and intellectual property, such as systems, source code, databases (including their design), hardware, software, programs, applications, engine protocols, routines, manuals, displays, designs, descriptions, procedures, formulas, discoveries, inventions, specifications, drawings, sketches, models, samples, codes, improvements, concepts, ideas and past, present and future research and development; (ii) any unpublished information concerning research activities and plans, marketing or sales plans, pricing or pricing strategies, operational techniques, strategic plans, and unpublished financial information, including information concerning revenues, profits and profit margins; (iii) this Agreement including its terms; and
     (iv) Customer Information.

          (i) "Covered Order" shall mean any Order other than an Excluded Order.

          (j) "Customer Information" shall mean (i) all information disclosed by or to the Company, on the one hand, to or by Schwab, on the other hand, in connection with this Agreement, which is identifiable to Schwab Customers or the Company's customer(s), including account numbers, or (ii) any information collected by the Company or Schwab through the routing and order handling services described herein, which identifies customer(s) individually or in the aggregate, including any data regarding Covered Orders, individually or in the aggregate.

          (k) "Direct  Execution Order" shall mean any of the following  Covered
     Orders:   (i)  a  Directed  Order,   (ii)  a  Covered  Order  with  special
     instructions as a result of which the Company is not permitted to participate on a principal basis (including an agency "not held" Order),
     (iii) a VWAP Order or (iv) any other category of Covered Order that Schwab and the Company mutually agree should be treated as a "Direct Execution Order".

          (l) (**)

          (m) "Directed Order" shall mean a Covered Order where the Schwab Customer or Registered Representative placing such Covered Order specifically instructs (through electronic, telephonic or other means) that such Covered Order be routed to a particular venue for execution (e.g., an Exchange, Nasdaq or a Broker-Dealer) or be routed pursuant to Agency IOR.

          (n) "Discretionary Paid Order" shall mean an Excluded Order that is routed to the Company for execution, other than a SI Prime Brokerage Order.

          (o) "DNC Order" shall mean a Directed Order that is executed away from the Company, to the extent such Order is not a Directed Order as a result of a breach of Section 5.4(c) by Parent or the Company (in which case such Order shall be a "Directed Order" but not a "DNC Order").

          (p) "DTCC" shall mean the Depository Trust and Clearing Corporation, a Delaware corporation, and its Subsidiaries, including National Securities Clearing Corporation.

          (q) (**)

          (r) "Equity Security" shall mean any of the types of equity securities for which SCM offers electronic order routing services as of the date of the Purchase Agreement and any other type of security mutually agreed by the Company or Schwab pursuant to Section 2.1(c).

          (s) "Exchange" shall mean any national securities exchange registered under Section 6 of the Securities Exchange Act.

          (t) "Excluded Order" shall mean:  (i) any SI Prime Brokerage Order; or
     (ii) an Order placed by, for, or on behalf of (w) any "investment company" that is registered under the Investment Company Act of 1940, as amended, that is advised or managed by Schwab or any of its Affiliates, (x) accounts of CyberTrader, Inc. ("CyberTrader(R)") (including an Order for execution placed on the CyberTrader platform to the extent CyberTrader(R) is consolidated into Schwab and operated as a separately identifiable business unit or division of Schwab using the CyberTrader(R) platform) (y) an Order for a Schwab Customer serviced by the SI Business using the CyberTrader(R) platform or (z) US Trust Corporation and its Subsidiaries that in each of
     (i) and (ii), is consistent with the types of Orders placed by such Persons as of the date of the Purchase Agreement.

          (u) "Execution Quality Service Levels" shall mean the service levels set forth on Schedule A (which is attached hereto and incorporated herein by reference), as may be amended by the Parties in accordance with Section 2.4(a)(ii).

          (v) "Governmental Entity" shall mean any court, administrative agency or commission or other governmental, prosecutorial or regulatory authority or instrumentality or SRO.

          (w) "Insolvency Event" shall mean any of the following: (i) a court or Governmental Entity having jurisdiction shall have entered a decree or order for relief in respect of a Party in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have appointed a receiver, liquidator, trustee (or similar official) for a Party or for any substantial part of its or their property or ordered the winding up or liquidation of its affairs, or (ii) there shall have been commenced against a Party an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, trustee (or similar official) for a Party or for any substantial part of its or their property or for the winding up or liquidation of its or their affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed or undischarged for a period of sixty (60) consecutive calendar days of filing or (iii) a Party shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consented to the entry of an order for relief in an involuntary case under any such law, or consented to the appointment or taking possession by a receiver, liquidator, trustee (or similar official) for a Party or for any substantial part of its or their property or make any general assignment for the benefit of creditors.

          (x) "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any arbitrator or arbitration panel.

          (y) "Legal Requirements" shall mean any present or future national, state, local or similar laws (whether under statute, rule, regulation or otherwise); requirements of regulatory agencies (including any requirement imposed by the Securities and Exchange Commission or any self-regulatory organization of which a Party is a member); federal and state privacy, confidentiality, consumer protection, advertising, electronic mail and data security laws and regulations, whether in effect now or in the future; and requirements under permits, orders, decrees or directives that are binding.

          (z) "Locked or Crossed Orders" shall mean any Premium Execution Order executed by the Company at a time when the national best bid for such security is equal to or greater than the national best offer.

          (aa) "Nasdaq" shall mean The Nasdaq Stock Market, Inc.

          (bb)  "Non-Nasdaq  OTC Security" shall mean an Equity Security that is
     (i) quoted and settled in U.S. dollars,  (ii) not listed on an Exchange and
     (iii) not quoted on Nasdaq.

          (cc) "NYSE" shall mean the New York Stock Exchange, Inc.

          (dd) "Operations and Technology Service Levels" shall mean the service levels set forth on Schedule B (which is attached hereto and incorporated herein by reference), as may be amended by the Parties in accordance with
     Section 2.4(b)(ii).

          (ee) "Order" shall mean an instruction to buy or sell (including to sell short) Equity Securities listed on an Exchange, quoted on Nasdaq or that are non-Nasdaq OTC Securities that is placed with Schwab or an Affiliate of Schwab by, for or on behalf of a Schwab Customer.

          (ff) "Paid Order" shall mean an Order that (i) is not a Directed Order and is (w) executed in a single-price auction at the market open or the market close (x) executed by the Company in stocks listed on an Exchange or quoted on Nasdaq on behalf of CyberTrader(R),(y) an After-Hours Order or(z) a Locked or Crossed Order, provided, however, that "Paid Orders" that are Locked or Crossed Orders shall include only that number of shares of

     Locked or Crossed Orders in any calendar month that exceeds (1) the Locked or Crossed Percentage multiplied by (2) the aggregate number of shares represented by all Premium Execution Orders during such calendar month,
     (ii) (**) or (iii) such other types of Orders as may be reasonably mutually agreed by the Company and Schwab with regard to whether the Company incurs fees in executing such Orders and whether there is an opportunity for the Company to execute such Order as principal.

          (gg) "Person" shall mean any individual, corporation, partnership, limited liability company, association, joint venture, trust, Governmental Entity or other entity or organization.

          (hh) "Premium Execution Order" shall mean any Covered Order that is not a Direct Execution Order.

          (ii)   "Registered    Representative"    shall   mean   a   registered
     representative of a Broker-Dealer.

          (jj) "Schwab Customer" shall mean a customer or client of Schwab or an Affiliate of Schwab, including any investment advisor with accounts custodied at Schwab.

          (kk) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, including the rules and regulations thereunder, as amended from time to time.

          (ll) "Service Level Agreements" shall mean the Execution Quality Service Levels and the Operations and Technology Service Levels.

          (mm) "SI Business" shall mean the provision of execution, custody and/or related services for accounts of independent investment advisers and accounts that such advisors manage on behalf of their individual and institutional clients, including Schwab's Services to Investment Manager's business, to the extent conducted in a manner consistent with the manner in which such business in conducted as of the date of the Purchase Agreement.

          (nn) "SI Prime Brokerage Order" shall mean Orders from advisors serviced by the SI Business (e.g., a step-out order), which are executed through brokers other than Schwab on a prime brokerage basis, to the extent conducted in a manner consistent with the manner in which such business in conducted as of the date of the Purchase Agreement.

          (oo)  "SRO"  shall  mean  any  domestic   securities,   Broker-Dealer,
     investment advisor or insurance industry self-regulatory organization.

          (pp)  "Subsidiary"  shall mean any Person (a) of which another  Person
     (i) owns, directly or indirectly, fifty percent (50%) or more of the outstanding voting securities or equity interests or (ii) is a general partner or managing member or (b) securities or other ownership interests of which having by their terms the power to elect a majority of the board of directors of such Person or other persons performing similar functions are owned or controlled, directly or indirectly, by another Person.

          (qq) (**)

          (rr) "VWAP Order" shall mean an Order whose price is determined based on the actual executed price with a target price equal to the volume weighted average price for an Equity Security over a certain trading day.

     Section 1.2. Additional Definitions. In addition, the following defined terms have the meaning set forth in the indicated Section:

                    Term                                      Location
           Acquiring Person                             Section 1.1(g)(i)(B)
           Acquisition                                    Section 5.5(c)(i)
           Acquisition Percentage                      Section 5.5(c)(vi)(A)
           Acquisition Recapture Amount                Section 5.5(c)(vi)(B)
           (**)                                                 (**)
           Agreement                                          Preamble
           Breaching Party                                 Section 8.2(c)
           Change of Service Level Notice                  Schedule A.VI.
           Company                                            Preamble
           Company Execution Channel                    Section 5.4(c)(i)(B)
           Company Indemnified Parties                      Section 6.2
           Controlling Person                           Section 1.1(g)(i)(A)
           CPR                                             Section 9.10(b)
           Cumulative Net Subject Volume               Section 5.5(c)(vi)(C)
           Cure Period                                     Section 8.2(a)
           CyberTrader(R)                                  Section 1.1(t)
           Daily Settlement                                Section 2.2(a)
           (**)                                                 (**)
           Disclosing Party                                Section 4.1(a)
           Disposition                                    Section 5.5(c)(i)
           Disposition Liquidated Damages Payment      Section 5.5(c)(iii)(C)
           Dispute Committee                               Section 9.10(a)
           Disputes                                        Section 9.10(a)
           (**)                                                 (**)
           DSO                                             Section 2.3(c)
           End Date                                         Section 8.4
           Execution Quality Committee                  Section 2.4(a)(iii)
           (**)                                                 (**)
           (**)                                                 (**)
           Force Majeure                                    Section 9.12
           GP                                                 Recitals
           Indemnification Notice                            Section 6.3
           Indemnified Parties                               Section 6.2
           Indemnifying Party                                Section 6.3
           Initial Liquidated Damages                       Section 5.5(a)
           Initial Liquidated Damages Period                Section 5.5(a)
           Initial Term                                      Section 8.1

                    Term                                      Location
           Liquidated Damages Benchmark                     Section 5.5(a)
           Locked or Crossed Percentage                      Schedule E-3
           Losses                                             Section 6.1
           LP                                                 Recitals
           Material Industry Shift                          Section 5.8(a)
           Material Legal Shift                             Section 5.8(a)
           Net Disposition Percentage                  Section 5.5(c)(vi)(D)
           Non-Assumption Event                             Section 5.6
           (**)                                                (**)
           Other Parties                                    Section 9.12
           Parent                                            Preamble
           Parties                                           Preamble
           Party                                             Preamble
           Payment Event                                   Section 5.8(b)
           Purchase Agreement                                Recitals
           Purchasing Person                            Section 1.1(g)(i)(C)
           Receiving Party                                 Section 4.1(a)
           Renewal Term                                     Section 8.1
           Schwab                                            Preamble
           Schwab Cure Period                             Section 8.2(b)
           Schwab Indemnified Parties                       Section 6.1
           SCM                                               Preamble
           SCM Order Detail                             Section 5.1(b)(i)
           (**)                                                (**)
           Security Breach                                  Section 7.2
           Subject Volume                               Section 5.5(c)(i)
           Subsequent Liquidated Damages                  Section 5.5(b)
           Subsequent Liquidated Damages Period           Section 5.5(b)
           1017 Person                                  Section 1.1(g)(ii)
           Term                                             Section 8.1
           Terminating Party                              Section 8.2(c)
           Termination Date                                Schedule A.VI
           (**)                                                (**)
           Third Party Claim                               Section 6.3
           Trade Dispute                                  Section 2.3(c)
           UBS                                               Preamble
           Unamortized Liquidated Damages Amount      Section 5.5(c)(vi)(E)

                                   ARTICLE II.

                                   ORDER FLOW


     Section 2.1. Direction and Routing of Orders. Parent and Schwab shall, and shall cause their Affiliates to, route all Covered Orders to the Company for order handling as follows:

               (a)  Premium Execution Orders.

                    (i) The Company shall provide  order  handling  services for each Premium Execution Order routed to the Company as follows:

                         (1) For a Premium Execution Order of an Equity Security
                    that is traded on an Exchange or on Nasdaq and for which the Order size does not exceed the Block Share Amount for such Equity Security, such Premium Execution Order shall be executed by the Company pursuant to a proprietary intelligent routing and trading technology that uses available real-time market data to identify the best available price in the national market and execute such Order as principal or agent in each case in accordance with
                    Section 2.4(a) (Execution Quality Service Levels), it being understood that the Company may execute such Order as principal or agent; and

                         (2) For all other Premium  Execution Orders  (including
                    Orders for Equity Securities that are Non-Nasdaq OTC Securities or for which the Order size equals or exceeds the Block Share Amount for such Equity Security) the Company shall have the right, but not the obligation, to route such Order pursuant to a proprietary intelligent routing and trading technology that uses available real-time market data to identify the best available price in the national market and execute such Order as principal or agent, in any case in accordance with Section 2.4 (Execution Quality Service Levels), it being understood that the Company shall, in its sole discretion, determine whether to execute such Premium Execution Orders either as principal or by routing the Order to another market center as riskless principal or agent.

                    (ii) All Premium  Execution  Orders shall be executed by the
               Company on a principal, riskless principal or agency basis without commission or commission equivalent.

               (b)  Direct Execution Orders.

                    (i) The Company shall, in its sole discretion,  determine to execute Direct Execution Orders either as principal or by acting as riskless principal or agent, including, where applicable, determining the market center for execution of such Direct Execution Orders, in any case in accordance with Section 2.4(a) (Execution Quality Service Levels); provided, however, if any such Direct Execution Order is a Directed Order, the Company shall execute such Directed Order at the venue for execution specified by such Directed Order.

                    (ii) Subject to Section  3.1(c),  all such Direct  Execution
               Orders shall be executed by the Company on a principal, riskless principal or agency basis without commission or commission equivalent.

               (c) Orders and Securities Types. The Company shall provide order handling services for those types of Covered Orders and types of securities that are handled by SCM as of the date of the Purchase Agreement and for such other types of orders and types of securities as the Parties may mutually agree from time to time, it being acknowledged that the Company shall not be required to provide order handling services for any other types of Covered orders or types of securities except as expressly set forth in this sentence.

               (d) Back-Up Connectivity. Schwab may maintain back-up connectivity for trading of Equity Securities to an Exchange, Nasdaq or another Broker-Dealer for contingency purposes, in which case Schwab shall be permitted to route to such Exchange, Nasdaq or other Broker-Dealer the minimum number of Orders for Equity Securities needed to maintain such connectivity (**). The composition of Equity Securities for such back-up routing shall be a neutral sample representative of the broad cross section of all Equity Securities.

               (e) The Company covenants and agrees to provide to Schwab such information as it requires to prepare and publish its disclosures required by Rule 11Ac1-6 of the Securities Exchange Act with respect to the routing of Covered Orders to the Company, it being understood that the Company does not, as of the date of this Agreement, have full system capability to execute securities trades in an agency capacity. Further, the Company and Schwab shall cooperate to design their respective Order routing and reporting processes such that the venues where Covered Orders (or portions thereof) are ultimately executed can be identified and reported on Schwab's required disclosures pursuant to Rule 11Ac1-6 of the Securities Exchange Act consistent with Legal Requirements.

               (f) The Company shall maintain a good-till-cancelled Order book for open Orders that remain in effect until executed or cancelled.

               (g) This Section 2.1 shall not be deemed to require Schwab to route any DNC Order to the Company.

               (h) The Company may agree to provide routing services to Schwab for, and Schwab may agree to route to the Company, any Discretionary Paid Order or type of Discretionary Paid Order, upon mutually agreed fees.

     Section 2.2. Daily Settlement and Order Tracking.

               (a) On an end of trading day basis, in connection with orders executed by the Company as principal or riskless principal, the Company agrees to submit to DTCC for clearance a QSR file locking in trades on a net aggregated basis (the "Daily Settlement").

               (b) In connection with Covered Orders routed by the Company to an Exchange of which Schwab is not a member, the Company agrees to execute and submit for clearance all such orders in its own name, and subsequently submit to DTCC a file substituting Schwab for the Company for clearance (i.e., "flipping the positions") on an end of day basis.

               (c) Each Party shall pay any fees charged to it by DTCC in connection with the Daily Settlement or "flip."

     Section 2.3. Automated Settlement System and Help Desk.

               (a) Each of the Company and Schwab shall develop its own Order and execution tracking system for automated reconciliation of Orders and executions thereof and shall cooperate to ensure such systems are interoperable for purposes of effecting Daily Settlement. Such system shall allow each of the Company and Schwab to effect the Daily Settlement through electronic reconciliation of Orders and executions thereof.

               (b) The Company shall maintain and staff a help desk to assist Schwab with resolving any problems or concerns related to Orders or Daily Settlement to the extent specified in the Operational and Technical Service Levels.

               (c) The Company and Schwab shall each designate in writing to the other one or more officers who have responsibility to settle any disputes relating to the Daily Settlement and the placement or execution of Orders (each, a "DSO"). In the event of any dispute relating to the placement or execution of an Order (a "Trade Dispute"), the Company shall cause a Company DSO, and Schwab shall cause a Schwab DSO, to use their respective good faith efforts to resolve a Trade Dispute. A Company DSO and a Schwab DSO may agree to a resolution of such Trade Dispute that will be binding on the Company and Schwab. The Company or Schwab may, respectively, at any time or from time to time, remove, replace or appoint an additional DSO to represent it by written notice to the other, provided, however, that any resolution of a Trade Dispute made by either a Company DSO or a Schwab DSO prior to his or her removal or replacement shall be binding on the Company or Schwab, respectively, regardless of such removal or replacement.

     Section 2.4. Execution Quality.

               (a) Execution Quality Service Levels.

                    (i) The Company shall use  reasonable  diligence to identify the best available market for Orders to fulfill the Execution Quality Service Levels set forth in Schedule A as may be modified pursuant to Section 2.4(a)(ii).

                    (ii) The Company and Schwab may mutually agree in writing on changes to the Execution Quality Service Levels; provided, however, that any such agreement shall, if applicable, include an allocation of the direct or indirect costs of such revised Execution Quality Service Levels between the Company and Schwab, it being understood that where such changes are required for competitive reasons, negotiations will be conducted with a view to Schwab bearing the majority of such costs, and where such changes are required due to changes in Legal Requirements (including as a consequence of changes in industry practice), negotiations will be conducted with a view to the Company bearing the majority of such costs.

                    (iii) In addition to the execution quality and order routing review processes maintained by each of Schwab and the Company, the Company and Schwab shall establish an advisory committee (the "Execution Quality Committee") to provide a forum for discussion regarding routing and execution practices and resolution of disputes with respect to Covered Orders and to discuss such matters relating to this Agreement as they from time to time agree. The Execution Quality Committee shall meet (in person or telephonically) on a not less than quarterly basis at a time and place mutually agreed to by the Company and Schwab. Initially the Execution Quality Committee shall be comprised of three (3) representatives of the Company and three (3) representatives of Schwab, which representatives shall be employees or officers of the such Parties or of such Parties' Affiliates and may be replaced from time to time by each of the respective Parties by giving notice to the other Party. In no event will the Execution Quality Committee have the power to bind any Party (including the power to amend or otherwise alter the terms of this Agreement).

                    (iv) Schwab shall assess routing and execution in accordance with the methodology set forth in Schedule A in conformance with its duty of best execution.

               (b) Operations and Technology Service Levels.

                    (i) The Company and Schwab  shall each use their  respective commercially reasonable efforts to fulfill the Operations and Technology Service Levels set forth in Schedule B.

                    (ii) Either  Schwab or the  Company  may propose  reasonable changes to the Operations and Technology Service Levels, and the other Party shall consider such proposals in good faith. Any amendment to the Operations and Technology Service Levels must be mutually agreed in writing by Schwab and the Company provided, however, that neither the Company nor Schwab shall unreasonably withhold agreement to any change reasonably proposed by the other if such proposed change does not impose a greater than de minimis direct or indirect cost (including opportunity cost) or administrative or other burden on the other Party's or any of such other Party's Affiliates.

     Section 2.5. Customer Disclosure, Segregation and Responsibility.

               (a) The Parties shall not publish or make any communication or take any other action that would reasonably lead a Schwab Customer to conclude that such Schwab Customer is a customer of the Company or any of its Affiliates.

               (b) As between Schwab and the Company, when Schwab or an Affiliate routes an Order to the Company,

                    (i) the Order  shall be  originated  by, and for the account of, a Schwab Customer or other account holder of Schwab;

                    (ii) for  purposes  of all  Legal  Requirements  (except  as otherwise expressly provided therein), the accounts for which Orders are transmitted are "customers" of Schwab or an Affiliate thereof and not of the Company; and

                    (iii) Schwab shall be solely responsible for all obligations relating to the opening and maintenance of customer accounts, including compliance with "know your customer" and anti-money laundering requirements.

     Section 2.6. Order Transmission Procedures and Requirements.

               (a) Schwab shall transmit Orders to the Company using existing data formats, transmission protocols and methods, except as otherwise mutually agreed in writing by Schwab and the Company.

               (b) Schwab shall be solely responsible for all acts and omissions of persons transmitting Orders on its behalf and shall be bound by the terms of all Orders transmitted to the Company.

               (c) Schwab  acknowledges that it is its  responsibility to ensure that any Order transmitted to the Company complies with all Legal Requirements (including short sale rules under the Securities Exchange Act and applicable self regulatory rules) and policies or interpretations thereof. Schwab shall be responsible for properly designating any short sale as "short" and for obtaining a "locate" or affirmative determination of securities for delivery prior to transmitting any Order.

               (d) Except to the extent expressly provided for by the Transition Services Agreement (as defined in the Purchase Agreement), Schwab shall be solely responsible for the cost of hardware, software communications equipment and communications lines, including any data lines or internet access necessary to maintain connectivity to the Company's systems for receipt of Orders. The Company shall be solely responsible for the cost of hardware, software, communications equipment and communications lines, including any data lines or internet access necessary to operate the Order routing and executions system for Orders received by the Company and to maintain connectivity to Exchanges and other market centers.


                                  ARTICLE III.

                                    PAYMENTS


     Section 3.1. Order Handling Costs.

               (a) Premium Execution Orders. Other than with respect to any Premium Execution Order that is a Paid Order, the Company shall execute all Premium Execution Orders without commission or commission equivalent, regardless of whether the Company executes such Premium Execution Orders as principal, riskless principal or agent.

               (b) Schwab shall reimburse the Company for fees related to execution of Paid Orders as set forth on Schedule C, as the same may be amended by the Company and Schwab from time to time.

               (c) Payment for Direct Execution Orders. (**)

               (d) Reporting. Subject to Article IV, the Company shall provide to Schwab, on the one hand, or Schwab shall provide to the Company, on the other hand, such data as Schwab or the Company, as the case may be, reasonably requests to confirm the calculations with respect to Premium Execution Orders, Direct Execution Orders, DNC Orders and Paid Orders pursuant to the provisions of this Agreement.

     Section 3.2. Reports. The Company shall use its commercially reasonable efforts to provide to Schwab such reports, data or data access as set forth in the Service Level Agreements.

     Section 3.3. Manner of Payments. Each of Schwab and the Company shall invoice the other for any amount due within thirty (30) days of each calendar month's end; provided, however, that the failure of Schwab or the Company to invoice the other in a timely manner shall not relieve the invoiced Party of liability for payment except to the extent the invoiced Party is materially prejudiced by such delay. All sums due to any Party under this Article III shall be paid on or prior to the tenth day following delivery of an invoice for such amounts to the other, and shall be paid in U.S. Dollars by bank wire transfer in immediately available funds to such bank account(s) as such Party shall designate from time to time by giving notice to the other Party.

     Section 3.4. Interest on Late Payments. If any Party shall fail to make a timely payment pursuant to this Article III, such late payment shall bear interest, to the greatest extent permitted by applicable law, at the prime rate (as published in the New York edition of the Wall Street Journal or a comparable publication if not reported in the New York edition of the Wall Street Journal for the date the payment was due), effective for the first date on which payment was delinquent and calculated on the number of days such payment is overdue.

     Section 3.5. Books of Account. Each of the Company and Schwab shall maintain true and complete books of account containing an accurate record of all data necessary for reports due hereunder and for the proper computation of payments due from it or charges made by it under this Agreement.


                                  ARTICLE IV.

                            CONFIDENTIAL INFORMATION


     Section 4.1. Confidential Information.

               (a)  In  furtherance  of  this  Agreement,  Schwab  may  disclose
          Confidential Information, including Customer Information, to the Company, and the Company and its Affiliates may disclose Confidential Information to Schwab. Confidential Information will be deemed confidential and proprietary to the Party disclosing the Confidential Information (the "Disclosing Party"), regardless of whether such information was disclosed intentionally or unintentionally or marked as "confidential" or "proprietary." Confidential Information, including permitted copies, shall be deemed to be the exclusive property of the Disclosing Party. The Disclosing Party's disclosure of Confidential Information will not constitute an express or implied grant to the Party receiving the Confidential Information (the "Receiving Party") of any
          rights to or under the Disclosing Party's patents, patent applications, copyrights, trade secrets, trademarks or other intellectual property rights.

               (b) The Receiving Party covenants that it shall not use the Confidential Information, including Customer Information, for any purpose other than in performance of this Agreement or with respect to the Company's operations and shall not disclose the same to any other Person other than to such of its Affiliates, employees, agents, advisers, representatives, consultants and counsel who have a need to know such Confidential Information as it relates to the purpose or subject matter of this Agreement. Each Party shall bear responsibility for a breach of confidentiality obligations contained in this Article IV by its Affiliates, employees, agents, representatives or consultants. The Receiving Party shall be entitled to retain copies of Confidential Information to the extent required to comply with applicable Legal Requirements or to the extent consistent with the Receiving Party's standard internal record retention policies. Upon termination of this Agreement, or earlier if so requested in writing by the Disclosing Company, except as permitted in the previous sentence, and except with respect to email, the Receiving Party shall return or destroy all Confidential Information and any documents, paper, tapes or other media or material which may contain (or such portions of the foregoing containing) Confidential Information in its possession.

               (c) Confidential Information shall not include any information or material, or any element thereof, to the extent that any such information or material, or any element thereof:

                    (i) is in  the  public  domain  at the  time  of  disclosure hereunder or subsequently comes within the public domain other than in violation of this Agreement or any other confidentiality obligation that the party is aware of;

                    (ii) has been or is  hereafter  rightfully  obtained  by the
               Receiving Party from a third Person without restriction on disclosure and without a breach of duty of confidentiality to the Disclosing Party;

                    (iii)  has been  independently  developed  by the  Receiving
               Party  without  using  the   Confidential   Information   of  the
               Disclosing Party; or

                    (iv) is required to be disclosed in connection  with a Legal
               Proceeding or pursuant to applicable Legal Requirements, provided that the Receiving Party shall provide prior notice of such disclosure to the extent practicable.

     Section 4.2. Communications with Regulators. Any Party may disclose the existence or terms of this Agreement and the identity of the other Parties thereto to the Securities and Exchange Commission and any SRO of which it is a member, to which it has applied for membership or to which it is otherwise subject to jurisdiction, provided that such Party shall have used its commercially reasonable efforts to seek, to the greatest extent possible, any confidential treatment that may be available.

     Section 4.3. Identification of Schwab Customers.

               (a) Unless the Company consents in writing, Schwab shall not provide the Company with any information that would reveal the identity of the underlying Schwab Customer except to the extent required to resolve a Trade Dispute or in connection with a Legal Proceeding; provided, however, that Schwab shall provide for each Order (i) a unique descriptor code (that may be a coded or scrambled account number) allowing recognition of the Schwab Customer placing such Order in a manner that does not reveal any information relating to the identity of such Schwab Customer and (ii) a category descriptor that allows the Company to determine what class of account and account range is assigned to such Schwab Customer; provided, however, to the extent that Schwab does not, as of the date of the Purchase Agreement, provide the information specified in clause (ii) to SCM, Schwab shall, to the extent reasonably practicable, use its commercially reasonable efforts to provide such information specified in clause (ii) to the Company following the date hereof.

               (b) If the Company receives any Customer Information of Schwab, or Schwab receives any Customer Information of the Company, it shall not use such Customer Information to target or solicit customers of the other (including investment advisors with accounts custodied at Schwab), as such, on behalf of itself or any third party. Neither the Company, on the one hand, nor Schwab, on the other hand, shall sell, distribute, share, rent or otherwise transfer any Customer Information of the other except for distribution, sharing or transferring to its Affiliates, employees, agents, advisers, representatives, consultants or counsel thereof who have a need to know such Customer Information as it relates to the purpose or subject matter of this Agreement. Nothing contained herein shall preclude either the Company or Schwab or any of their respective Affiliates from providing services to any Person who independently contacts the Company or Schwab or any of their respective Affiliates, as the case may be, or who is responding to a general solicitation not targeted at any specific Person, or who is contacted by the Company or Schwab or any of their respective Affiliates based on information independently derived by such Person and/or its Affiliates without the use of any Customer Information.


                                   ARTICLE V.

       REPRESENTATIONS AND WARRANTIES; COVENANTS; LIMITATION ON LIABILITY


     Section 5.1. Representations and Warranties.

               (a) Each Party acknowledges that the Parties have entered into this Agreement in reliance upon the representations and warranties made in the Purchase Agreement.

               (b) Parent and Schwab jointly and severally represent and warrant as follows:

                    (i) Schedule H sets forth a true and complete description of
               Orders routed by SCM for the eight months ended August 31, 2004 specifying, for each such month, (i) the numbers of shares and executed orders of Equity Securities handled by SCM in respect of
               (x) Orders for Equity Securities routed from Schwab and Affiliates of Schwab (other than CyberTrader(R)), on the one hand, and nonaffiliates of Schwab and CyberTrader(R), on the other hand), and (ii) for each such Order source category, the number of shares handled in respect of (v) Direct Execution Orders, (w) Premium Execution Orders, (x) DNC Orders, (y) Orders that meet the criteria set forth in the definition of "Paid Orders" herein and (z) Locked or Crossed Orders (the "SCM Order Detail"). The SCM Order Detail does not include or reflect any orders that meet the criteria set forth in the definition of Excluded Orders. Since June 30, 2004, (i) there has occurred no material diminution in the amount of Order flow of Equity Securities routed to SCM or in the composition of SCM's Equity Securities flow (measured on a volume of shares routed basis), subject to any (x) seasonal variation of Orders flow that does not materially vary from ordinary variations due to seasonality experienced over the preceding three (3) years and (y) diminutions in Order flow occurring due to market conditions, to the extent any such diminution due to market conditions does not disproportionately affect SCM relative to other entities engaged in similar businesses to the Business (as defined in the Purchase Agreement) and (ii) no material correspondent customer has advised SCM or any of its Affiliates of an intention to reduce the amount or composition of Order flow routed to SCM.

                    (ii) The Execution Quality Service Levels and the Operations
               and Technology Service Levels set forth a true and complete summary of SCM's current execution quality service levels and operations and technology service levels as of the date of the Purchase Agreement; provided, however, that in the case of Equity Securities listed on an Exchange, Schedule F sets forth a true and complete summary of SCM's execution quality service levels as of the date of the Purchase Agreement.

                    (iii)   Since   July  31,   2003,   SCM  has  at  all  times
               substantially met or exceeded the service levels specified in the Operations and Technology Service Levels.

                    (iv) Since July 31, 2003, SCM has at all times substantially met or exceeded the service levels specified in the Execution Quality Service Levels for all securities quoted on Nasdaq. With respect to securities listed on an Exchange, Schwab and the Company will agree at closing on interim Execution Quality Service Levels to be applied for an initial six-month period in lieu of those in Schedule A that are consistent with SCM's execution quality service levels for Equity Securities listed on an Exchange as in effect as of the date of the Purchase Agreement. Thereafter, the Execution Quality Service Levels in Schedule A will apply unless Schwab and the Company reasonably agree otherwise.

     Section 5.2. Limitation on Liability. Notwithstanding anything in this Agreement to the contrary, in no event shall any Party be liable to any other Party for, and each Party shall procure that none of its Affiliates shall make any claim against any other Party (or any of its Affiliates) for, any lost profits, diminution in value, loss of business, loss of contracts, diminished goodwill, diminished reputation, or consequential, indirect, incidental, special or punitive damages arising under or in connection with this Agreement, whether under Article VI or otherwise. This Section 5.2 shall not be construed to limit a Party's right to indemnification for payments required to be made by it to third parties in respect of damages (of any kind or type, including, but not limited to, direct or consequential) for third party claims which are subject to indemnification under Article VI.

     Section 5.3. Disclaimer Of Warranties. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT AND THE PURCHASE AGREEMENT, NO PARTY MAKES ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, REGARDING THIS AGREEMENT, THE PERFORMANCE OF ITS OBLIGATIONS OR THE PRODUCTS OR SERVICES THAT IT PROVIDES HEREUNDER. IN PARTICULAR, EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT AND THE PURCHASE AGREEMENT, EACH PARTY EXPRESSLY AND SPECIFICALLY DISCLAIMS AND WAIVES ALL OTHER WARRANTIES EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE.

     Section 5.4. Covenants.

               (a) Each of the Parties hereby agrees that during the Term, it shall not, and shall ensure that its Affiliates shall not, enter into any agreement with a third party that will limit its ability to perform hereunder.

               (b) Each of the Parties hereby agrees that it shall provide such information and cooperation as may be reasonably requested of it by another party in connection with, customer complaints and inquiries, and arbitrations and Legal Proceedings brought against such Person by a Third Party that arises out of or relates to Covered Orders, unless the sharing of such information or cooperation would be reasonably likely to void any legal privilege.

               (c) (i) Parent and Schwab shall not, and shall cause their Affiliates not to, take any actions that are intended, designed or that would reasonably be expected to circumvent the terms or intention of this Agreement, including:

                    (A)  transferring or reclassifying accounts; and

                    (B) employing policies, practices or procedures intended, designed or that would reasonably be expected, to discourage the use of execution channels that rely on Company routing and execution services ("Company Execution Channels"), including reducing the prominence, visibility or accessibility of Company Execution Channel.

                    (ii) (**)

                    (iii)  (**)

               (d) Schwab shall provide to the Company the reports  described in
          Section 5.1(b)(i) for each quarter following the date hereof.

               (e) Schwab agrees to cooperate with Company to investigate, address and prevent activity on the part of Schwab customers or Schwab personnel that is inconsistent with the terms of this Agreement, including activity intended to take inappropriate advantage of Company services or circumvent any limitation or requirements under this Agreement (e.g., to break up large order into small ones).

     Section 5.5. Liquidated Damages.

               (a) Initial Liquidated Damages. If, during any twelve (12) month period ending on the calendar month's end falling on or immediately after the first, second or third anniversary of the date of this Agreement (each, an "Initial Liquidated Damages Period"), Schwab routes to the Company for order handling less than 95% of the total Premium Execution Orders placed by, for or on behalf of Schwab Customers during such twelve (12) month period (measured by the total dollar volume of shares represented by such Premium Execution Orders), excluding any Non-Nasdaq OTC Orders that were routed to Broker-Dealers other than the Company for purposes of maintaining Schwab's back-up connectivity to the extent permitted by Section 2.1(d) (the "Liquidated Damages Benchmark"), then Parent shall, within fifteen
          (15) days following the end of such Initial Liquidated Damages Period, deliver to the Company a notice stating that the Liquidated Damages
          Benchmark has not been met during such Initial Liquidated Damages Period. Within one hundred twenty (120) days of UBS' receipt of such notice, UBS, in its sole discretion, may elect to send a notice to Parent requiring that Parent pay to the Company, not later than sixty
          (60) days following Parent's receipt of UBS' notice, the sum of $58,500,000 (the "Initial Liquidated Damages"), in which case Parent shall pay to the Company the Initial Liquidated Damages within such sixty (60) day period. Upon payment of Initial Liquidated Damages by Parent to the Company as provided in this Section 5.5, this Agreement shall terminate in accordance with Section 8.2(i). For purposes of this Section 5.5(a), any Covered Order that is executed away from the Company as a result of a breach of Section 5.4(c) by Parent or Schwab shall be included in the calculation of the total Premium Execution Orders placed by, for or on behalf of Schwab Customers during such twelve (12) month period.

               (b) Continuing Liquidated Damages. If, during any twelve (12) month period ending on a calendar month's end that falls on or immediately after the fourth, fifth, sixth, seventh or eighth anniversary of the date of this Agreement (each such twelve (12) month period, a "Subsequent Liquidated Damages Period"), Schwab routes to the Company for order handling less than the Liquidated Damages Benchmark, then Parent shall pay to the Company, not later than sixty
          (60) days following the end of such Subsequent Liquidated Damages Period $4,875,000 (each such payment, "Subsequent Liquidated Damages"). Subsequent Liquidated Damages shall be payable in respect of each Subsequent Liquidated Damages Period in respect of which the Liquidated Damages Benchmark is not met. The maximum amount payable by Parent to Company under this clause (ii) shall not exceed $24,375,000. For purposes of this Section 5.5(b), any Covered Order that is executed away from the Company as a result of a breach of Section 5.4(c) by Parent or Schwab shall be included in the calculation of the total Premium Execution Orders placed by, for or on behalf of Schwab Customers during such twelve (12) month period.

               (c) Liquidated Damages upon Disposition of Accounts.

                    (i) For each sale or disposition of accounts by Schwab or an
               Affiliate of Schwab (other than disposition of individual accounts made in the ordinary course of business consistent with past practice) or acquisition or purchase of accounts from a third party by Schwab (each, an "Acquisition" or "Disposition", as the case may be), Schwab shall propose to the Company an annualized dollar trading volume of Covered Orders attributable to the accounts being acquired/purchased or sold/disposed (the "Subject Volume" which, in the case of Acquisitions, shall be Schwab's good faith best estimate based on information available to Schwab at the time of such Acquisition), and shall furnish the Company with such data as is necessary for the Company to evaluate Schwab's proposal, including historical trading data for such accounts and the purchase or sale price. If Schwab and the Company do not agree on the Subject Volume, the Subject Volume shall be determined by the procedures set forth in Section 9.10.

                    (ii) The  parties  shall  maintain  a current  record of the
               Cumulative Net Subject Volume.

                    (iii) If, after giving effect to any Disposition, the Cumulative Net Subject Volume is less than zero, the following procedures shall apply.

                    (A) Schwab shall calculate the Net Disposition Percentage and notify the Company in writing of the Net Disposition Percentage, including the method of its calculation and the supporting data.

                    (B) If the Net Disposition Percentage is less than 5%, no further action is required to be taken by either party.

                    (C) If the Net Disposition Percentage is equal to or greater than 5%, then Schwab shall pay to the Company, not later than sixty (60) days following the completion of such transaction, an amount equal to the Unamortized Liquidated Damages Amount multiplied by the Net Disposition Percentage (each such payment, a "Disposition Liquidated Damages Payment").

                    (iv) If,  within six months after the date of a  Disposition requiring Schwab to make a Disposition Liquidated Damages Payment, Schwab or an Affiliate completes an Acquisition, and the Acquisition Percentage is equal to or greater than 5%, then the Company shall pay to Schwab, not later than sixty (60) days following the completion of such transaction, the Acquisition Recapture Amount. If any Disposition Liquidated Damages Payment is due from Schwab to the Company, the Company at its election may offset its payment obligation in respect of the Acquisition Recapture Amount against the amounts due from Schwab in lieu of making payment.

                    (v) In no event shall the sum of all  Acquisition  Recapture
               Amounts payable by the Company to Schwab exceed the sum of all Disposition Liquidated Damages Payments payable by Schwab to the Company.

                    (vi) For  purposes of this  section  5.5(c),  the  following terms shall have the indicated meanings:

                    (A) "Acquisition Percentage" shall mean the Subject Volume of an Acquisition expressed as a percentage of the total  dollar  trading  volume  of all  Covered  Orders
                         attributable to accounts carried by Schwab and Affiliates during the 12 calendar months preceding the prior Disposition that gave rise to a Disposition Liquidated Damages Payment (i.e., the denominator for this percentage is the same as the denominator for determining the related Net Disposition Percentage); provided, however, that, if the Subject Volume of an Acquisition is not substantially equivalent in the type and quality of orderflow to the Subject Volume of Dispositions (for example, and without limitation, it includes a lower percentage of Premium Execution Orders or the type of investors entering Premium Execution Orders differs sufficiently to result in a noticeable difference in the quality of Premium Execution Orders), the parties will agree upon a lower percentage as the Acquisition Percentage intended to give effect to the variation in type and quality of orderflow.

                    (B) "Acquisition Recapture Amount" shall mean the amount determined by:

                         (1) dividing the Acquisition Percentage by the Net Disposition Percentage as calculated with respect to the last preceding Disposition; if the result of the division is larger than 1, the result shall be deemed to be 1;

                         (2) multiplying the number obtained in clause (1) by the amount of the Disposition Liquidated Damages Payment; and

                         (3) subtracting from the product obtained in clause (2)
                    an amount equal to the product of the Disposition Liquidated Damages Payment multiplied by a fraction, the numerator of which is the number of months elapsed between the
                    Disposition and the subsequent Acquisition, and the denominator of which is 36 (if the Acquisition occurs during the 36 months following the execution of this Agreement), or 60 (if Acquisition occurs during the 37th month following the execution of this Agreement or thereafter).

                    (C) "Cumulative Net Subject Volume" shall mean the sum of the Subject Volume of all Acquisitions since the date of this Agreement, reduced by the sum of the Subject Volume of all Dispositions since the date of this Agreement, provided that (i) after any Disposition that creates an obligation to make a Disposition Liquidated Damages Payment under clause (c)(iii) above, the Cumulative Net

                         Subject Volume shall be reset to zero after the calculations called for by clause (c)(iii) have been made, and (ii) the Cumulative Net Subject Volume shall not be increased as a result of any Acquisition that creates an obligation to pay an Acquisition Recapture Amount.

                    (D) "Net Disposition Percentage" shall mean the absolute value of the Cumulative Net Subject Volume expressed as a percentage of the total dollar trading volume of all Covered Orders attributable to accounts carried by Schwab and Affiliates during the 12 calendar months preceding a Disposition.

                    (E)  "Unamortized  Liquidated  Damages  Amount"  shall  mean
                         (i) during the 36 months following the execution of this Agreement, the sum of $58,500,000 (1) reduced by any amounts that have previously been paid by Schwab pursuant to this Section 5.5(c) as a result of a Disposition and (2) increased by any Acquisition Recapture Amounts that have previously been paid by the Company pursuant to this Section 5.5(c); and (ii) at any time after the thirty-sixth month following the execution of this Agreement, (A) the lesser of (x) the Unamortized Liquidated Damages Amount at the end of the thirty-sixth month following the execution of this Agreement (giving effect to any amounts payable under this provision within 60 days thereafter) and (y) the amount set forth in the following table, in either case
                         (B) (1) reduced  by any amounts  paid  pursuant to this
                         Section 5.5(c) after the thirty-sixth month following the execution of this Agreement or (2) increased by any Acquisition Recapture Amounts that have previously been paid by the Company pursuant to Section 5.5(c) after the thirty-sixth month following the execution of this Agreement (other than any amounts payable under this provision within 60 days after the end of such thirty-sixth month):

--------------------------------------------------------------------------------
     Months after date of Agreement        Amount Under Clause (E)(ii)(y)
--------------------------------------------------------------------------------
          37-48 (4th year)                          $ 24,375,000
          49-60 (5th year)                            19,500,000
          61-72 (6th year)                            14,625,000
          73-84 (7th year)                             9,750,000
          85-96 (8th year)                             4,875,000

     Section 5.6. Liquidated Damages Upon Non-Assumption Event. If (i) Parent or Schwab announces it has entered into one or more definitive agreements pursuant to which a Change of Control could occur, and, within thirty (30) days of such announcement, Parent and Schwab (and any of their respective successors) and any other party to such definitive agreements that would be a 1017 Person, Controlling Person, Acquiring Person or Purchasing Person if the transactions contemplated by such definitive agreement(s) were to be consummated, does not jointly deliver to the Company a notice in writing that they will cause Parent's and Schwab's (and any of their respective successors') continued performance of its covenants under this Agreement; or (ii) a Change of Control occurs and, within five (5) business days thereof, Parent and Schwab (and any of their respective successors) and any 1017 Person, Controlling Person, Acquiring Person or Purchasing Person, as applicable, does not submit to the Company an instrument in writing binding all of them to cause the continued compliance with the terms of, and performance of covenants under, this Agreement by Parent and Schwab (and any of their respective successors); ((i) or (ii) being a "Non-Assumption Event"), the Company may, in its sole discretion, elect to deliver to Parent a notice stating that a Non-Assumption Event has occurred, in which case, (A) if such Non-Assumption Event occurs during an Initial Liquidated Damages Period, Parent shall pay to the Company, not later than ten (10) days following the delivery of such notice, the sum of $58,500,000, and (B) if such Non-Assumption Event occurs during a Subsequent Liquidated Damages Period, then Parent shall pay to the Company, not later than ten (10) days following the delivery of such notice, an amount as determined in accordance with the following table:

--------------------------------------------------------------------------------
        If a Non-Assumption Event occurs          Parent shall pay the Company
      during the 12-month period ending on:           the following amount:
--------------------------------------------------------------------------------
       October 29, 2008 (4th anniversary)                $ 24,375,000
       October 29, 2009 (5th anniversary)                  19,500,000
       October 29, 2010 (6th anniversary)                  14,625,000
       October 29, 2011 (7th anniversary)                   9,750,000
       October 29, 2012 (8th anniversary)                   4,875,000


     Section 5.7. No Penalty; Maximum Damages.

               (a) The Parties agree that the Company's actual damages in the event of the occurrence of any of the types of situations set forth in
          Section 5.5 or Section 5.6 would be extremely difficult or impracticable to determine. After negotiation, the Parties have agreed that, considering all the circumstances existing on the date of this Agreement, the amounts of the payments set forth in the above sections represent a reasonable estimation of the damages that the Company would incur if any such events were to occur. None of the payments set forth in Section 5.5 or Section 5.6 are intended as a penalty. Each of the Parties agrees to the accuracy of the statements made in this paragraph, the reasonableness of the amount of liquidated damages agreed upon, and the fact that each Party was represented by counsel who explained, at the time this Agreement was made, the consequences of the foregoing provisions.

               (b) The remedies set forth under Sections 5.5 and 5.6 shall be cumulative; provided, however, in no event shall Parent be liable to the Company for more than $58,500,000 in the aggregate from one or more of its obligations under Sections 5.5 and 5.6.

     Section 5.8. Unforeseen Circumstances.

               (a) Subject to Section 5.8(b), in the event that either UBS or Schwab reasonably concludes that (a)(i) there has been a fundamental and material industry-wide structural change in pricing (e.g., a general industry-wide shift to a commission paid basis for order handling services) or execution (a "Material Industry Shift") or
          (ii) Legal Requirements prohibit or materially restrict or materially limit the routing or execution of Covered Orders or any other term of this Agreement (including the ability of the Company to execute Covered Orders as principal) (a "Material Legal Shift"), since the date of the Purchase Agreement then UBS or Schwab, as the case may be, shall send written notice to the other setting forth such conclusion, and stating the reasons therefor, and the proposed amendments or modifications to this Agreement that it believes are required (e.g., in the case of a general industry-wide shift to a commission paid basis for order handling services, the payment by Schwab of commissions in connection with orders routed to the Company), and requesting that the Dispute Committee enters into negotiations regarding such changes. Promptly following delivery of such notice, UBS and Schwab shall cause the Dispute Committee to negotiate in good faith and to agree to such amendments and modifications to this Agreement as may be necessary to mitigate to the extent possible such Material Industry Shift or Material Legal Event. If UBS and Schwab fail to reach agreement, then such failure to agree shall be deemed a dispute between the Company and UBS and shall be resolved in accordance with the procedures set forth in Section 9.10.

               (b) The provisions of Section 5.8(a) shall be subject to the liquidated damages provisions set forth in Section 5.5 and Section
          5.6. To the extent an event has occurred that could cause a payment of Initial Liquidated Damages, Subsequent Liquidated Damages, all or a portion of the Unamortized Liquidated Damages Amount or an amount in connection with a Non-Assumption Event, as the case may be, to become due and payable (each, a "Payment Event"), the amount payable by Parent to the Company in respect of such Payment Event shall be due and payable in all circumstances, notwithstanding the provisions of
          Section 5.8(a), and regardless of whether a Material Industry Shift or Material Legal Shift is or is not the cause of such Payment Event.

     Section 5.9. CyberTrader(R) Integration. In the event that Schwab and CyberTrader(R) are integrated, the Company shall have the right to request reports from time to time as to trading activity by Schwab Customers, broken down by categories of order flow (e.g., volume, trades, channels, number of accounts in each category) in order to determine whether there has been substantial migration of account types from those generating Covered Orders to those generating Excluded Orders. If the Company believes that such a substantial migration has occurred or is occurring, the Company and Schwab will negotiate in good faith to determine a basis on which to reclassify certain of the Excluded Orders as DNC Orders.

                                   ARTICLE VI.

                                 INDEMNIFICATION


     Section  6.1.  Company  Indemnification.   The  Company  hereby  agrees  to
indemnify, defend and hold harmless Schwab and its Affiliates, directors, officers, general partners, managers, members, employees and other agents and representatives (the "Schwab Indemnified Parties") from and against any and all claims for liabilities, judgments, claims, settlements, losses, reasonable fees (including attorneys' fees, fees and disbursements of experts, and arbitration and court fees and costs), liens, taxes, penalties, obligations, expenses and any required payments made to third parties (collectively, "Losses") incurred or suffered by any Schwab Indemnified Party arising from, by reason of or in connection with (i) any dishonest, fraudulent, grossly negligent or criminal act or omission on the part of the Company's officers, directors, employees or agents or (ii) without limiting clause (i), any breach of any covenant (other than those set forth in Section 2.4, except to the extent an express remedy is provided for by the terms of Schedule A or Schedule B) made by the Company pursuant to this Agreement.

     Section 6.2. Schwab Indemnification. Parent and Schwab jointly and severally agree to indemnify, defend and hold harmless the Company and its Affiliates, directors, officers, general partners, managers, members, employees and other agents and representatives (the "Company Indemnified Parties" and together with the Schwab Indemnified Parties, the "Indemnified Parties") from and against any and all claims for Losses incurred or suffered by any such person or entity arising from, by reason of or in connection with (i) any dishonest, fraudulent, grossly negligent or criminal act or omission on the part of Schwab's or its Affiliates' officers, directors, partners, employees or agents, (ii) all investigations, claims and damages arising out of the acts and trading activities of Schwab Customers or any Legal Proceeding brought against the Company or its Affiliates by a Schwab Customer, other than as a result of a dishonest, fraudulent, grossly negligent or criminal act or omission on the part of the Company's officers, directors, employees or agents or (iii) any breach of the representations and warranties set forth in Section 5.1(b) or of any covenant made by Parent or Schwab pursuant to this Agreement. This Section 6.2 shall not limit any obligations the Company may have to Schwab under the express remedies provided in Schedule A and Schedule B.

     Section 6.3. Procedures Relating to Third Party Claims. An Indemnified Party shall give reasonably prompt notice to the Party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim or assessment, or the commencement of any action, suit or proceeding, by a third party in respect of which indemnity may be sought hereunder (a "Third Party Claim") and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but no failure to give such notice shall relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has been actually prejudiced thereby). The Indemnifying Party shall have the right, exercisable by written notice (the "Indemnification Notice") to the Indemnified Party within thirty
(30) days of receipt of notice from the Indemnified Party of commencement of or assertion of any Third Party Claim, to assume the defense of such Third Party Claim using counsel of its choice, and the Indemnified Party may participate in such defense at the Indemnified Party's expense, which shall include counsel of its own choice. If the Indemnifying

Party elects not to defend the Indemnified Party against such Third Party Claim, whether by failure of the Indemnifying Party to provide the Indemnification Notice or otherwise, or the Indemnified Party provides a written legal opinion to the Indemnifying Party that under applicable standards of professional responsibility a conflict will arise in the event both the Indemnified Party and the Indemnifying Party are represented by the same counsel with respect to the Third Party Claim, then the Indemnified Party, without waiving any rights against the Indemnified Party, may employ counsel of its own choice and at the expense of the Indemnifying Party. The Indemnifying Party may not settle any matter (in whole or in part) without the consent in writing of the Indemnified Party (which shall not be unreasonably withheld), unless such settlement does not involve any relief other than the payment of monetary damages, includes a complete and unconditional release of the Indemnified Party, does not admit liability on the part of or attribute fault to any Party or its Affiliates, and contains a provision requiring confidentiality with respect to the facts and circumstances of the dispute and of the existence and amount of the settlement. The Indemnified Party shall make its employees available and furnish such information regarding itself or the claim in question as the Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and Legal Proceeding resulting therefrom.

     Section 6.4. Survival. The provisions of this Article VI shall survive the expiration or termination of this Agreement.

     Section 6.5.  Limitation  on Recovery.  The Parties  acknowledge  that this
Article VI is modified by Section 5.2, in accordance with its terms.

     Section 6.6. Exclusive Remedy. This Article VI shall provide the exclusive remedy for any of the matters addressed herein or other claims arising out of this Agreement, other than for fraud and other than for the remedies of specific performance, injunctive relief or other non-monetary equitable remedies.


                                  ARTICLE VII.

                                    SECURITY


     Section 7.1. In General. The Company and Schwab shall each maintain and enforce safety and physical security procedures with respect to access to and maintenance of Customer Information that are in accordance with industry acceptable information security practices. Without limiting the generality of the foregoing, each of the Company and Schwab shall secure and defend its location and equipment against "hackers" and others who may seek, without authorization, to modify its systems or access the information found therein in accordance with industry acceptable information security practices, using any combination of access lists, unique user identifiers and credentials, authentication procedures, and/or other safeguards as it reasonably believes are appropriate.

     Section 7.2. Security Breaches. Each of the Company and Schwab shall use its commercially reasonable efforts in accordance with industry acceptable information security practices  to monitor its systems for  Security  Breaches.  For purposes of this
Section 7.2,  a  "Security  Breach"  shall  mean  an  event  that  may  lead  to unauthorized disclosure, access, corruption, or destruction of Customer Information, including an insider accessing information inappropriately, an outsider penetrating or attempting to penetrate security controls, and a virus (or other piece of malware or destructive software). Each of the Company and Schwab shall report to the other promptly any Security Breach of its systems of which it becomes aware relating to the other Party's systems or Confidential Information and shall use its commercially reasonable efforts in accordance with industry acceptable information security practices to remedy such Security Breach in a timely manner.

     Section 7.3. Storage of Customer Information. Each of the Company and Schwab shall use its commercially reasonable efforts to implement and follow, a plan to store Customer Information in accordance with industry acceptable information security practices, which may include the following:

                    (A)  Properly configured firewalls;

                    (B)  Unique user identifiers and credentials;

                    (C)  Creation and review of audit trails;

                    (D)  Physical security of servers and backup media; and

                    (E)  Network encryption for any remote access.


                                 ARTICLE VIII.

                              TERM AND TERMINATION


     Section 8.1. Term. Unless earlier terminated pursuant to Section 8.2, this Agreement shall expire on October 31, 2012 (the "Initial Term"); provided, however, that this Agreement shall automatically be extended for successive terms of twelve months (each, a "Renewal Term," and together with the Initial Term, the "Term"), unless either Schwab or the Company provides written notice to the other of termination at least six (6) months prior to the expiration of the Initial Term or the applicable Renewal Term to the extent such termination is in accordance with the provisions of this Agreement.

     Section  8.2.  Termination.   This  Agreement  may  (or,  in  the  case  of
Section 8.2(i) only, will) be terminated in the following circumstances:

               (a) Material Breach by the Company. By Schwab, in the event that the Company commits a material breach of this Agreement (other than a breach of payment obligations under this Agreement or a breach of
          Section 2.4), and (i) the breach is incurable or (ii) the Company fails to cure such breach within ninety (90) days of receiving a notice of default from Schwab (or such longer period as Schwab may reasonably agree if said breach is incapable of cure within such ninety (90) days) (the "Cure Period"), by giving a notice of termination to the Company within thirty (30) days of first becoming aware of such breach (if such breach is incurable) or in the thirty (30) day period commencing at the end of the Cure Period, with termination of this Agreement to become effective upon delivery of the notice.

               (b) Material Breach by Schwab. By the Company, in the event that Schwab commits a material breach of this Agreement (other than a breach of payment obligations under this Agreement) and (i) the breach is incurable or (ii) Schwab fails to cure such breach within ninety
          (90) days of receiving a notice of default from the Company (or such longer period as the Company may reasonably agree if said breach is incapable of cure within such ninety (90) days) (the "Schwab Cure Period"), by giving a notice of termination to Schwab within thirty
          (30) days of first becoming aware of such breach (if such breach is incurable) or in the thirty (30) day period commencing upon of the end of the Schwab Cure Period, with termination of this Agreement to become effective upon delivery of the notice.

               (c) Material Breach of Payment Obligations. By either the Company or Schwab (the "Terminating Party") in the event that the other (the "Breaching Party") is in material breach of a payment obligation under this Agreement, the Terminating Party has provided written notice to the Breaching Party specifying such material breach, the Breaching Party does not in good faith dispute whether the amounts alleged to be unpaid are due and payable pursuant to this Agreement and the Breaching Party fails to cure such breach within ninety (90) days of receiving written notice of such breach from the Terminating Party, by the Terminating Party giving a notice of termination to the Breaching Party within ten (10) days of the end of such Cure Period, with termination of this Agreement to become effective upon delivery of the notice.

               (d) Company Insolvency. By Schwab, in the event the Company experiences an Insolvency Event, by giving notice to the Company, with termination of this Agreement to become effective upon delivery of the notice.

               (e) Parent or Schwab Insolvency. By the Company, in the event Parent or Schwab experiences an Insolvency Event, by giving notice to Parent and Schwab, with termination of this Agreement to become effective upon delivery of the notice.

               (f) Material Misconduct. By either the Company or Schwab, if the other has suffered an Adverse Reputational Event that has or would be reasonably likely to have a material adverse effect on (i) the financial condition, properties, prospects, business or results of operations of the Party seeking to effect such termination or (ii) the reputation, brand, goodwill or image of the Party seeking to effect such termination.

               (g) Change of Control of the Company. By Schwab, in the event that UBS disposes of more than 50% of the assets of the Order routing and execution business for Covered Orders (i) to a Person (other than an Affiliate of UBS) that is a direct competitor of Schwab (including with respect to commission structure) or (ii) to a Person (other than an Affiliate of UBS) that is not of sound financial standing and business reputation and, as a result, such disposition would have a material adverse effect on Parent and Schwab.

               (h) Service Levels. By Schwab, under the circumstances described in Schedule A.

               (i) Payments. Automatically, in the event an Initial Liquidated Damages Payment has been made.

     Section 8.3. Effects of Termination on Accrued Rights. Termination of this Agreement shall be without prejudice to:

                    (A) The rights of the Parties to any payments due under this Agreement to the date of termination;

                    (B) Any remedies which either Party may then have arising out of or relating to this Agreement; and

                    (C)  Either  Party's  right  to  obtain  performance  of any
                         obligations   provided  for  in  this  Agreement  which
                         survive termination by their express terms.

     Section 8.4.  Continuation of Routing Service. Upon termination pursuant to
Section 8.2 (other than termination pursuant to Section 8.2(d) (Company Insolvency), Section 8.2(e) (Schwab Insolvency) or Section 8.2(f) (Material Misconduct)); Schwab may elect, by written notice to the Company, to have the Company provide (in which case the Company shall provide) usual and customary routing and execution services from the date of termination to a date specified in such notice (the "End Date"), which End Date shall in no event be later than six (6) months after the date of termination, upon usual and customary fees prevailing in the industry.

     Section 8.5. Survival. The following provisions shall survive termination of this Agreement: Article IV (Confidential Information), Section 5.3 (Disclaimer of Warranties), Article VI (Indemnification), Section 8.3 (Effects of Termination on Accrued Rights), Section 8.4 (Continuation of Routing Service), this Section 8.5 (Survival) and Article IX (Miscellaneous). All other provisions of this Agreement shall terminate effective upon the notice of termination.


                                  ARTICLE IX.

                                 MISCELLANEOUS

     Section 9.1. Use of Names/Marks. No Party shall acquire the right to use, and shall not use, without the other Party's prior written consent, the names, trade names, trademarks, service marks, artwork, designs, or copyrighted materials, of the other Party, its related or subsidiary companies, parent, employees, directors, shareholders, assigns, successors or licensees: (a) in any advertising, publicity, press release, client list, presentation or promotion;
(b) to express or to imply any endorsement of the other Party or the other Party's services; or (c) other than as expressly permitted in accordance with this Agreement. Further, no Party shall use, without the other Parties' prior written consent, the terms or existence of this Agreement: (a) in any advertising, publicity, press release, client list, presentation or promotion; (b) to express or to imply any endorsement of any other Party or such other Party's services; or (c) other than as expressly permitted in accordance with this Agreement.

     Section 9.2. Entire Agreement. This Agreement and the Schedules hereto and the Purchase Agreement contain the entire agreement among the Parties with respect to the transactions contemplated by this Agreement and supersede all prior agreements or understandings among the Parties.

     Section 9.3. Descriptive Headings; Certain Interpretations.

               (a) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

               (b) Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement: (i) "or" and "any" are not exclusive and "include" and "including" are not limiting; (ii) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder and (iii) a reference to a person or entity includes its permitted successors and assigns.

               (c) Unless  the  context of this  Agreement  otherwise  requires,
          (i) words of one gender include the other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "hereof," "herein," "hereby," and derivative  or  similar  words  refer  to this  entire  Agreement  and
          (iv) the terms "Article" and "Section" refer to the specified Article and Section of this Agreement. Whenever this Agreement refers to a number of days, unless otherwise specified, such number shall refer to calendar days. References to this "Agreement" shall mean this Agreement and any annexes, exhibits, schedules or attachments hereto. References to the "date of the Purchase Agreement" shall mean August 31, 2004.

               (d) The Parties agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore no rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document shall apply to this Agreement.

     Section 9.4. Notices. All notices, requests and other communications to any party hereunder shall be in writing and sufficient if delivered personally, sent by telecopy (with telephone confirmation of receipt or followed by overnight delivery service) or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         If to UBS, SCM or the Company:           UBS Securities LLC
                                                  677 Washington Boulevard
                                                  Stamford, CT 06901
                                                  Attention:  Nick Ogurtsov
                                                  Telecopy:  (203) 719-0287
         with copies to:                          UBS Securities LLC
                                                  677 Washington Boulevard
                                                  Stamford, CT  06901
                                                  Attention:  Legal Department -
                                                              Equities Section
                                                  Telecopy:  (203) 719-5627

                                                  and

                                                  Sullivan & Cromwell LLP
                                                  125 Broad Street
                                                  New York, NY  10004-2498
                                                  Attention:  Alexandra D. Korry
                                                              Frederick Wertheim
                                                  Telecopy:  (212) 558-3588

         If to Schwab or Parent:                  The Charles Schwab Corporation
                                                  440 S. LaSalle, Suite 1200
                                                  Chicago, IL  60605
                                                  Attention:  Tony McCormick
                                                  Telecopy:  (312) 385-6820

         with copies to:                          The Charles Schwab Corporation
                                                  101 Montgomery Street
                                                  San Francisco, CA  94104
                                                  Attention:  Lorraine McDonough
                                                  Telecopy:  (415) 636-9757

                                                  The Charles Schwab Corporation
                                                  101 Montgomery Street
                                                  San Francisco, CA  94104
                                                  Attention:  Mark Tellini
                                                  Telecopy:  (415) 667-3596

                                                  Howard, Rice, Nemerovski,
                                                  Canady, Falk & Rabkin, A
                                                  Professional Corporation
                                                  Three Embarcadero, 7th Floor
                                                  San Francisco, CA 94111-5910
                                                  Attention: Lawrence B. Rabkin,
                                                             Esq.
                                                  Telecopy:  (415) 217-5910


or to such other address or telecopy number as the Party to whom notice is to be given may have furnished to the other Parties in writing in accordance herewith. Each such notice, request or communication shall be effective when received or, if given by mail, when delivered at the address specified in this Section 9.4.

     Section 9.5. Counterparts; Fax Signatures. This Agreement may be executed by telecopy and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Any signature page delivered by a telecopy machine shall be binding to the same extent as an original signature page, with regard to this Agreement or any amendment hereto. A Party who delivers such a signature page agrees to later deliver an original counterpart to the other Party upon request.

     Section 9.6. Benefits of Agreement. Subject to Section 9.8, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their permitted successors and assigns. This Agreement is for the sole benefit of the Parties hereto and not for the benefit of any third party.

     Section 9.7. Amendments and Waivers. No modification, amendment or waiver of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by UBS and Schwab. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

     Section 9.8. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by the Parties hereto without the prior written consent of the other Parties; provided, however, that either the Company or Schwab may assign its rights hereunder to an Affiliate, but no such assignment shall relieve the assigning party of its obligations or liabilities hereunder; and provided, further, that SCM may assign all or a portion of its rights and obligations hereunder to UBS at any time. Any instrument purporting to make an assignment in violation of this Section 9.8 shall be void ab initio.

     Section 9.9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS TO BE ENTERED INTO AND ENTIRELY PERFORMED WITHIN SUCH STATE.

     Section 9.10. Dispute Resolution.

               (a) The Parties shall use commercially reasonable efforts to resolve amicably all disputes, claims or controversies relating to, arising out of, or in connection with this Agreement, including any question regarding its formation, existence, validity, enforceability, performance, interpretation, breach, or termination ("Disputes"). In order to facilitate the resolution of Disputes, each of Schwab and the Company shall establish a committee to consider and resolve any Dispute (the "Dispute Committee") arising under this Agreement. The Dispute Committee shall be comprised of two (2) senior executives of the Company and two (2) senior executives of Schwab. If either the Company or Schwab gives written notice to the other that a Dispute has arisen and the Dispute Committee is unable within fifteen (15) days of such written notice to resolve the Dispute, then either Party may submit the Dispute to non-binding mediation in accordance with
          Section 9.10(b).   All  negotiations   pursuant  to  this  clause  are
          confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

               (b) If the Parties are unable to resolve the Dispute within fifteen (15) days of the disputing Party's notice in accordance with
          Section 9.10(a),   then  either   Party  may  submit  the  Dispute  to
          non-binding mediation under the then-current Center for Public Resources ("CPR") Mediation Procedure. Unless otherwise agreed, the Parties will select a mediator from the CPR Panels of Distinguished Neutrals.

               (c) Any Dispute which remains unresolved forty-five (45) days after appointment of a mediator (or seventy-five (75) days after the notice of the Dispute given pursuant to Section 9.10, whichever occurs first) shall be finally resolved by (i) if arbitration is required to be undertaken by the Parties hereto by an applicable rule of an SRO to which each of the Company and Schwab is a member, by binding arbitration, which shall be conducted before and under the rules of the NYSE then in effect, unless some other rules are chosen by mutual consent of the Parties or applicable Legal Requirements require arbitration to be conducted in accordance with the rules of another exchange or SRO or (ii) in the event arbitration is not so required, in accordance with Sections 11.9, 11.10 and 11.11 of the Purchase Agreement. Any arbitration shall be conducted before three arbitrators, all of whom shall be from the securities industry, and the decision of the arbitrators shall be binding and non-appealable, and the prevailing Party may enforce such decision in any court of competent jurisdiction. If such an arbitration is conducted, the Parties shall cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable and, in this connection, use commercially reasonable efforts to furnish such documents and make available such persons within their control as the arbitrators may request. All proceedings and decisions of any arbitrators shall be maintained in confidence, to the extent legally permissible, and shall not be made public by any Party or the arbitrators without the prior written consent of all Parties to the arbitration, except as may be required by applicable Legal Requirements. Notwithstanding anything herein to the contrary, any of the Parties may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss or damage.

     Section 9.11. Registration and Filing of this Agreement. To the extent, if any, that any Party concludes in good faith that it is required by applicable Legal Requirements to file or register this Agreement or a notification thereof with any governmental or self-regulatory authority, including the U.S. Securities and Exchange Commission, such Party shall inform the other Parties thereof and the Parties shall cooperate with one another each at its own expense in such filing or notification and shall execute all documents reasonably required in connection therewith. In such filing or registration, the Parties shall request confidential treatment of sensitive provisions of this Agreement, to the extent permitted by applicable Legal Requirements. The Parties shall promptly inform one another as to the activities or inquiries of any such governmental authority relating to this Agreement, and shall cooperate to respond to any request for further information therefrom on a timely basis.

     Section 9.12. Force Majeure. Without limiting any right that any Party may have under Section 8.2, the occurrence of an event which materially interferes with the ability of a Party to perform its obligations or duties hereunder which is not within the reasonable control of the Party affected and not due to malfeasance ("Force Majeure"), including, but not limited to, an injunction, order or other action by a governmental authority, fire, accident, labor difficulty, strike, riot, civil commotion, act of God or change in law, shall not excuse such Party from the performance of its obligations or duties under this Agreement, but shall merely suspend such performance during the continuation of Force Majeure. The Party prevented from performing its obligations or duties because of Force Majeure shall promptly notify the other Parties hereto (the "Other Parties") of the occurrence and particulars of such Force Majeure and shall provide the Other Parties, from time to time, with its best estimate of the duration of such Force Majeure and with notice of the termination thereof. The Party so affected shall use reasonable efforts to avoid or remove such causes of nonperformance. Upon termination of Force Majeure, the performance of any suspended obligation or duty shall promptly recommence. If a Force Majeure event occurs that materially interferes with the Company's ability to route Orders for execution, Schwab may elect to route any Covered Orders that would otherwise be required to be routed to the Company pursuant to Section 2.1 to a Broker-Dealer or execution venue other than the Company during the term of the Force Majeure event.

     Section 9.13. Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

     Section 9.14. Relationship of the Parties. Nothing in this Agreement shall constitute the Company as an employee, or general representative of Schwab. This Agreement shall not constitute any Party as the legal representative of any other Party, nor shall any Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against, or in the name of or on behalf of, any other Party. This Agreement shall not constitute, create or in any way be interpreted as a joint venture, partnership or formal business organization of any kind.

     Section 9.15. Bona Fide Customers. Parent and Schwab agree that, without the Company's written consent, they shall not, and shall cause their Affiliates not to, sell or otherwise make available the routing services for Covered Orders contemplated by this Agreement to third parties except to third parties that are bona fide brokerage customers of Schwab or its Affiliates.




                 REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

     In Witness Whereof, each of the Parties has caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                            Charles Schwab & Co., Inc.



                                                By: /s/ Charles Goldman
                                                    ---------------------------
                                                    Name:  Charles Goldman
                                                    Title: EVP


                                            UBS Securites LLC



                                                By: /s/ Daniel Coleman
                                                    ----------------------------
                                                    Name:  Daniel Coleman
                                                    Title: Managing Director


                                                By: /s/ David Kelly
                                                    ----------------------------
                                                    Name:  David Kelly
                                                    Title: Executive Director
                                                           Legal & External
                                                           Affairs


                                            Schwab Capital Markets, L.P.



                                                By: /s/ Lawrence Leibowitz
                                                    ----------------------------
                                                    Name:  Lawrence Leibowitz
                                                    Title: Senior Managing
                                                           Director


                                            The Charles Schwab Corporation



                                                By: /s/ Christopher V. Dodds
                                                    ----------------------------
                                                    Name:  Christopher V. Dodds
                                                    Title: EVP

                                   Schedule A

                        Execution Quality Service Levels



                    (**) - Ten (10) pages have been omitted.

                                   Schedule B
                    Operations and Technology Service Levels



                    (**) - Seven (7) pages have been omitted.

                                   Schedule C
                       Fee Schedule Related to Paid Orders

                      (**) - One (1) page has been omitted.

                                   Schedule D

                               Execution Guaranty



                  (**) - Fourteen (14) pages have been omitted.

                                   Schedule E

                                      Rates

                      (**) - One (1) page has been omitted.

                                   Schedule F

   SCM Execution Quality Service Levels for Exchange-listed Equity Securities

                     (**) - Two (2) pages have been omitted.

                                   Schedule G

                                 Alternate Rate

                      (**) - One (1) page has been omitted.

                                   Schedule H

                                SCM Order Detail

                  (**) - Fourteen (14) pages have been omitted.


                                      H-1